UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 10, 2020

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01 Other Events.
On July 10, 2020, the U.S. Department of Education, Office of Federal Student Aid (the “Department”), cancelled the solicitation for the Enhanced Processing Solution (“EPS”) transitional servicing system component of the Department’s Next Generation Financial Servicing Environment (“NextGen”) contract procurement process. In its publicly available cancellation description, the Department indicated that it continues to be committed to the goals and vision of NextGen, and that it will be introducing a new solicitation to continue the NextGen strategy in the future.
As previously reported, Nelnet, Inc. (the “Company”) had submitted a proposal in response to the EPS solicitation component and the Company received a letter from the Department on March 30, 2020 notifying the Company that its EPS proposal had been determined by the Department to be ‘outside of the competitive range’ and would not receive further consideration for an award. The Company disagreed with that decision and a protest of the NextGen EPS decision with the Government Accountability Office (“GAO”) was underway. Based on the Department’s cancellation of the EPS procurement, the Company expects the GAO to dismiss the protest. The Company fully intends to compete for the servicing system solution as the Department proceeds with their NextGen strategy.
The Department’s NextGen contract procurement process is comprised of solicitations, including the prior EPS component and a Business Process Operations (“BPO”) back office and call center operational functions component, to establish a new framework for the servicing of all of the student loans owned by the Department.
As also previously reported, the Company received a letter from the Department on June 18, 2020 notifying the Company that the Company’s proposal in response to the BPO component of the Department’s NextGen contract procurement process had been determined to be ineligible for award, claiming the Company’s response did not meet certain requirements related to small business participation. On June 22, 2020, the Company requested a debriefing by the Department, and to date has not received one. The Company is considering its options, including filing a protest challenging the BPO decision.
The foregoing discussion under this Item 8.01 includes forward-looking statements that involve risks and uncertainties. In connection therewith, see the discussion below under the caption “Forward-looking and cautionary statements,” which is incorporated under this Item 8.01 by reference.
Forward-looking and cautionary statements
This report contains forward-looking statements within the meaning of federal securities laws. The words "anticipate," “continue,” “could,” "estimate," "expect," “intend,” "may," “plan,” “potential,” "will," “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this report and are subject to known and unknown risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the Department, which current contracts accounted for 30 percent of the Company's revenue in 2019; risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's procurement process and the impact of the reported cancellation by the Department of the EPS component, the uncertain timing and nature of the outcome of any protest by the Company of the reported decision by the Department as to the Company’s proposal for the BPO component and the expected dismissal of the Company’s protest related to the EPS component as a result of the cancellation of the EPS component, the possibility that awards or other evaluations of proposals may be challenged by various interested parties and may not be finalized within the currently anticipated time frame or at all, risks that the Company may not be successful in obtaining any of such potential new contracts, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of loans; risks related to the severity, magnitude, and duration of the COVID-19 pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to slow the spread of the pandemic, and volatility in market conditions resulting from the pandemic; risks and uncertainties from changes in the credit and services marketplace resulting from changes in applicable laws, regulations, government programs, budgets and annual appropriations, and other factors; cybersecurity risks, including potential disruptions to systems, disclosure of confidential information, and/or damage to reputation resulting from cyber-breaches; and other risks and uncertainties set forth in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this report. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company’s expectations, the Company disclaims any commitment to do so except as required by securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 13, 2020
NELNET, INC.
By: /s/ JAMES D. KRUGER
Name: James D. Kruger
Title: Chief Financial Officer